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                                                                   EXHIBIT 10.17


                           INDEMNIFICATION AGREEMENT


     This Agreement is made as of the   day of      , 19 by and between Computer
Sciences Corporation, a Nevada corporation ("CSC"), and the undersigned (the "Officer"), with reference to the following facts: The Officer is currently serving as an Officer of CSC and CSC wishes the Officer to continue in such capacity. The Officer is willing, under certain circumstances, to continue serving as an Officer of CSC.

In addition to the indemnification to which the Officer is entitled pursuant to the Articles of Incorporation or the Bylaws of CSC, and as additional consideration for the Officer's service, CSC has, in the past, furnished at its expense director's and officer's liability insurance protecting the Officer and members of the Board of Directors from personal liability in connection with such service. CSC currently furnishes at its expense director's and officer's liability insurance, but at substantially higher premiums, with significantly lower policy limits and with substantially different coverage than in the past.

The Officer has expressed concern that the indemnities available under CSC's Articles of Incorporation, CSC's Bylaws and the insurance currently in effect may not be adequate to protect him against the risk of personal liability associated with his service to CSC.

In order to induce the Officer to continue to serve as an Officer of CSC and in consideration of his continued service, CSC hereby agrees to indemnify the Officer as follows:

     1. CSC will pay on behalf of the Officer and his executors or administrators, any amount which the Officer is or becomes legally obligated to pay because of any claim or claims made against him as a result of any act or omission or neglect or breach of duty, including any actual or alleged error or misstatement or misleading statement, which he commits or suffers while acting in his capacity as an Officer of CSC, or while serving at the request of CSC as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The payments which CSC will be obligated to make hereunder shall include damages, judgments, fines, ERISA excise taxes or penalties, settlements and costs, costs of investigation (excluding salaries of officers or employees of CSC) and costs of defense of legal actions, claims or proceedings and appeals therefrom and costs of attachment or similar bonds.

     2. If a claim under this Agreement is not paid by CSC, or
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on its behalf, within sixty days after a written demand therefor has been received by CSC, the Officer may at any time thereafter bring suit against CSC to recover the unpaid amount of the claim and if successful in whole or in part, the Officer shall be entitled to be paid also the expense of prosecuting such claim. CSC shall have the burden in any such suit of proving that the Officer is not entitled to the requested indemnification.

     3. In the event of payment under this Agreement, CSC shall be subrogated to the extent of such payment to all of the rights of recovery of the Officer, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable CSC effectively to bring suit to enforce such rights.

     4. CSC shall not be liable under this Agreement to make any payment in connection with any claim made against the Officer;
     (a) for which payment is actually made to the Officer under a valid and collectible insurance policy, except in respect of any deductible amount or any excess beyond the amount of payment under such insurance;
     (b) for which the Officer is entitled to indemnity and/or payment by reason of having given notice of any circumstance which might give rise to a claim under any policy of insurance, the terms of which have expired prior to the effective date of this Agreement which notice has been accepted by the insurance company and as to which the insurance company has acknowledged its liability under the policy;
     (c) for which the Officer is indemnified by CSC otherwise than pursuant to this Agreement;
     (d) based upon or attributable to the Officer gaining in fact any improper personal profit or advantage to which he was not legally entitled;
     (e) for an accounting of profits made from the purchase or sale by the Officer of securities of CSC within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law; or
     (f) brought about or contributed to by the dishonesty of the Officer seeking payment hereunder; however, notwithstanding the foregoing, the Officer shall be protected under this Agreement as to any claims upon which suit may be brought against him by reason of any alleged dishonesty on his part, unless a judgment or other final adjudication thereof adverse to the Officer shall establish that he committed (i) acts of active and deliberate dishonesty; (ii) with actual dishonest purpose and intent, (iii) which acts were material to the cause of action so adjudicated.

     5. The Officer agrees that CSC shall not be obligated to reimburse the costs of any settlement to which it has not agreed. It is further agreed that if the Officer unreasonably fails to enter into a settlement offered or assented to by the opposing party or parties in any action, suit or proceeding for which

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indemnification is or has been sought or paid pursuant to the terms of this
Agreement, and such settlement is acceptable to CSC, then, notwithstanding any other provision of this Agreement, the indemnification obligation of CSC to the Officer in connection with such action, suit or proceeding shall not exceed the amount at which settlement could have been made plus the expenses incurred by the Officer prior to the time such settlement could reasonably have been effected.

     6. No costs, charges or expenses for which indemnity shall be sought hereunder shall be incurred without the consent of CSC, which consent shall not be unreasonably withheld.

     7. The Officer, as a condition precedent to his right to be indemnified under this Agreement, shall give to C S C notice in writing as soon as practicable of any claim made against him for which indemnity will or could be sought under this Agreement. Notice to CSC shall be given at its principal office and shall be directed to the Corporate Secretary (or such other address as CSC shall designate in writing to the Officer); notice shall be deemed received if sent by prepaid mail properly addressed, the date of such notice being the date postmarked. In addition, the Officer shall give CSC such information and cooperation as it may reasonably require and as shall be within the Officer's power.

     8. Costs and expenses (including attorneys' fees) incurred by the Officer in defending or investigating any action, suit, proceeding or investigation shall be promptly paid by CSC in advance of the final disposition of such matter, upon receipt of a written undertaking by or on behalf of the Officer to repay any such amounts if it is ultimately determined that the Officer is not entitled to indemnification under the terms of this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, no advance shall be made by CSC hereunder if, within sixty days of receipt of the request for such advance, a determination is reasonably made by the Board of Directors by a majority vote of a quorum of disinterested Directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested Directors so directs) by independent legal counsel, that, based upon the facts known to the Board or counsel at the time such determination is made, it is more likely than not that it will ultimately be determined that the Officer is not entitled to indemnification under this Agreement.

     9. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument.

    10. Nothing herein shall be deemed to diminish or otherwise restrict the Officer's right to indemnification under any provision of the Articles of Incorporation or Bylaws of CSC and amendments thereto or under Nevada law. This Agreement is intended to provide indemnification to the Officer to the fullest extent permitted by Nevada law. If any provision contained herein


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should be held pursuant to a final judgment of a court of competent jurisdiction to violate Nevada law, such provision shall be stricken or deemed modified to conform to Nevada law without in any way affecting or impairing the other provisions contained herein which shall continue to be enforceable in accordance with their respective terms.

     11. This Agreement shall be governed by and construed in accordance with Nevada law.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.

                                              COMPUTER SCIENCES CORPORATION

                                              By:

                                             Hayward D. Fisk, Vice President

                                              By:

                                                           Officer